EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


               Dated:  August 9, 2000


                           ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED
                              PARTNERSHIP

                           By:          /s/ Andrew A. Ziegler
                                        --------------------------
                                        Andrew A. Ziegler
                                        President


                           ANDREW A. ZIEGLER

                                    /s/ Andrew. A. Ziegler
                                   -------------------------------

                           CARLENE MURPHY ZIEGLER

                                    /s/ Carlene Murphy Ziegler
                                    --------------------------------

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